UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 11, 2019 (July 11, 2019)

COLGATE-PALMOLIVE COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-644	13-1815595
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Securities 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.500% Notes due 2026	CL 26	New York Stock Exchange
1.375% Notes due 2034	CL 34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 11, 2019, Colgate-Palmolive Company (“Colgate”) announced that Colgate and Filorga Initiatives (“Filorga”) entered into a Share Purchase Agreement, dated as of July 11, 2019 (the “Share Purchase Agreement”), pursuant to which Colgate has agreed to acquire Laboratoires Filorga Cosmétiques (the “Company,” and such transaction, the “Transaction”) for an equity purchase price of €1,495.5 million in cash.  At the closing of the Transaction, Colgate will acquire the Company, including cash, debt and working capital it has accrued since January 1, 2019, and Colgate will pay Filorga an amount of interest on the purchase price calculated at an annual rate of 2% in respect of the period commencing January 1, 2019 and ending on the closing date of the Transaction.

The consummation of the Transaction is subject only to the approval of the Austrian Federal Competition Authority, the French Competition Authority and the Federal Antimonopoly Service of the Russian Federation, as well as the absence of any governmental proceeding, order or law that would prohibit the consummation of the Transaction (together, the “Closing Conditions”).

The Share Purchase Agreement contains representations and warranties by each of Filorga and Colgate, which are subject to certain qualifications and exceptions.  The Company has obtained representation and warranty insurance from a third party insurer, which will provide a limited amount of coverage for breaches of Filorga’s representations and warranties, subject to deductibles and certain other terms and conditions.

Either party may terminate the Share Purchase Agreement if the Closing Conditions are not satisfied on or before December 31, 2019, provided, however, that each of Colgate and Filorga have a right to extend this date to March 31, 2020 without the consent of the other party.

The Share Purchase Agreement also provides Colgate with certain rights to recover from Filorga for, among other things, breaches of certain fundamental representations and warranties of Filorga and with respect to certain claims or proceedings related to Filorga’s other businesses and that do not relate to the Company’s business.  Filorga has also agreed to certain non-compete and employee non-solicitation obligations which will continue for a period of three years from closing, and Filorga and the Company (and/or certain of their affiliates) will provide transitional services to each other for a limited post-closing period.

A copy of the press release issued by Colgate announcing the execution of the Share Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases) that set forth, among other things, anticipated results based on management’s plans and assumptions and the timing of completion of the Transaction.  Such statements may relate, for example, to the expected timing of the closing of the Transaction and the expected impact on 2019 earnings, among other matters.  These statements are made on the basis of Colgate’s views and assumptions as of this time, and Colgate undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC.  Moreover, Colgate does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements.  Colgate cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements.  For more information about factors that could impact Colgate’s business and cause actual results to differ materially from forward-looking statements, investors should refer to Colgate’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in Colgate’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q).  Copies of these filings may be obtained from Colgate’s website at http://www.colgatepalmolive.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

By:	/s/ Jennifer M. Daniels
Name:	Jennifer M. Daniels
Title:	Chief Legal Officer and Secretary

Date:  July 11, 2019